SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549




                                FORM 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of
                  the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)   July 22, 1996

                       HORMEL FOODS CORPORATION
        (Exact name of registrant as specified in its charter)

                                DELAWARE
            (State or other jurisdiction of incorporation)



         1-2402                               41-0319970
(Commission File Number)          (IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains three (3) pages numbered sequentially from this cover page.











                                      1





Item 5.  OTHER MATERIALLY IMPORTANT EVENTS



July 22, 1996

The Company has announced the election of E. Peter Gillette Jr., president of Piper Trust Company, to the Board of Directors of Hormel Foods Corporation.

Mr. Gillette is well known for his business, finance and economic development background. After 26 years with Norwest Corporation where he served as the lead bank's chief executive and, later, as corporate vice chairman, Gillette joined Piper Jaffray Inc., as a managing director and senior investment banker.

He took leave from Piper Jaffray in 1991 to accept an appointment by Governor Arne Carlson as Commissioner of Minnesota's Department of Trade and Economic Development. He rejoined Piper Jaffray Companies in June 1995 and now serves as president of its subsidiary Piper Trust Company and as vice chairman of Piper Capital Management Co.

Mr. Gillette is a graduate of Princeton University, William Mitchell College of Law, Stonier Graduate School of Banking at Rutgers
University and the Advanced Management Program at Harvard Business School. The election of Mr. Gillette increases the Hormel Board to fifteen members.



























                                   2




                         SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                               HORMEL FOODS CORPORATION
                                    (Registrant)




                              By
                                D. J. HODAPP
                                Executive Vice President
                                and Chief Financial Officer




                              By
                                M. J. McCOY
                                Treasurer











Dated: ____________________













                                   3